UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On February 16, 2023, Exela Intermediate, LLC (“Intermediate”), an indirect, wholly-owned subsidiary of Exela Technologies, Inc. (the “Company”), made the semiannual interest payment (the “2026 Interest Payment”) due under its 11.500% First-Priority Senior Secured Notes due 2026 (the “2026 Notes”), and on February 15, 2023, Intermediate made the semiannual interest payment (together with the 2026 Interest Payment, the “Interest Payments”) due under its 10.0% First Priority Senior Secured Notes due 2023 (the “2023 Notes” and, together with the 2026 Notes, the “Notes”). As previously disclosed in the Current Report on Form 8-K filed by the Company on January 18, 2023, Intermediate had a 30-day grace period from January 17, 2023 to make the Interest Payments and Intermediate made such payments within the grace period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2023

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary